                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HANOVER DIRECT, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

- ---------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                              HANOVER DIRECT, INC.
                             1500 HARBOR BOULEVARD
                          WEEHAWKEN, NEW JERSEY 07087
                                 (201) 863-7300

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 22, 1995

TO OUR SHAREHOLDERS:

     PLEASE TAKE NOTICE that the 1995 Annual Meeting of Shareholders (the "Annual Meeting") of Hanover Direct, Inc., a Delaware corporation (the "Company"), will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 on Thursday, June 22, 1995 at 9:30 a.m., local time, for the following purposes:

     1. To elect 11 members of the Board of Directors to serve until the 1996 Annual Meeting of Shareholders and in each case until their respective successors have been duly elected and qualified;

     2. To ratify and approve the appointment by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 30, 1995; and

     3. To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.


     All shareholders are cordially invited to attend. Only holders of record of issued and outstanding shares of Common Stock and Series B Convertible Additional Preferred Stock of the Company at the close of business on May 15, 1995 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A copy of the Company's Proxy Statement and 1994 Annual Report to Shareholders is enclosed.



     In accordance with Section 219 of the Delaware General Corporation Law, the Company will make available for examination by any Shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting, at the offices of Whitman Breed Abbott & Morgan, 200 Park Avenue, New York, New York, a complete list of the Shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order.



                                          By Order of the Board of Directors,


                                          Michael P. Sherman
                                           Secretary

May 17, 1995


     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES OF AMERICA. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS USE AT THE ANNUAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING.

                              HANOVER DIRECT, INC.
                             1500 HARBOR BOULEVARD
                          WEEHAWKEN, NEW JERSEY 07087
                                 (201) 863-7300

                 PROXY STATEMENT FOR THE 1995 ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON JUNE 22, 1995

                                  INTRODUCTION

GENERAL


     This Proxy Statement is being furnished to the holders of voting stock (the "Shareholders") of Hanover Direct, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1995 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 9:30 a.m., local time, on Thursday, June 22, 1995 at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 and any adjournments or postponements thereof. This Proxy Statement is first being sent to Shareholders of the Company on or about May 17, 1995.


     At the Annual Meeting, Shareholders will (1) elect 11 members of the Board of Directors to serve until the 1996 Annual Meeting of Shareholders and until their respective successors are elected and qualified, and (2) ratify and approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 30, 1995. Shareholders may also consider and act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

RECORD DATE; SHARES ENTITLED TO VOTE


     The Board of Directors has fixed the close of business on May 15, 1995 as the record date ("Record Date") for determining holders of outstanding shares of the Company's Common Stock, par value $.66 2/3 per share (the "Common Stock"), and Series B Convertible Additional Preferred Stock, par value $.01 and stated value $10.00 per share (the "Series B Preferred" and, together with the Common Stock, the "Voting Stock"), entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only holders of record of Voting Stock at the close of business on such date will be entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof. On that date, there were 92,492,806 shares of Common Stock and 634,900 shares of Series B Preferred outstanding and entitled to vote. As of April 25, 1995, 51,951,463 shares of Common Stock (and currently exercisable warrants) were owned by subsidiaries of NAR Group Limited, a British Virgin Islands corporation ("NAR"). Each outstanding share of Common Stock entitles the holder thereof to one vote on all matters submitted for a vote at the Annual Meeting, while each outstanding share of Series B Preferred entitles the holder thereof to 1.5 votes on all such matters. All shares of Common Stock and Series B Preferred will vote together as one class on all questions that come before the Annual Meeting.


VOTE REQUIRED


     Pursuant to the Company's Bylaws, the affirmative vote of the holders of a plurality of the combined voting power of all shares of Voting Stock present in person or by proxy at the Annual Meeting and voting together as a single class is required to elect Directors. The affirmative vote of the holders of a majority of the combined voting power of all shares of Voting Stock present in person or by proxy at the Annual Meeting and voting together as a single class is required to ratify and approve the appointment of auditors. Abstentions will have the same effect as a vote against the proposal to ratify and approve the appointment of auditors and, with respect to a nominee for Director, will have the same effect as a withheld vote. Broker non-votes will have no effect on the votes with respect to the proposal to ratify and approve the appointment of auditors nor will they have any effect on the election of Directors.


SOLICITATION OF PROXIES


     Each Shareholder of the Company is requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that shares owned thereby are voted at the Annual Meeting. All shares of Voting Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions on the proxies. If no instructions are given or indicated, properly executed proxies will be voted IN FAVOR OF the ratification and approval of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 30, 1995 and FOR the election of the nominees for Director described herein. In the event that any nominee at the time of election shall be unable or unwilling to serve or is otherwise unavailable for election (which contingency is not now contemplated or foreseen), and in consequence other nominees shall be nominated, the persons named in the proxy shall have the discretion and authority to vote or refrain from voting in accordance with their judgment on such other nominations. The Company does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented to the Annual Meeting for action, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on such matters in accordance with their own judgment.



REVOCATION OF PROXIES



     Any Shareholder may revoke a proxy at any time before such proxy is voted. Proxies may be revoked (i) by delivering to the Secretary of the Company a written notice of revocation bearing a date later than the date of the proxy,
(ii) by duly executing a subsequent proxy relating to the same shares of Voting Stock and delivering it to the Secretary of the Company, or (iii) by attending the Annual Meeting and stating to the Secretary of the Company an intention to vote in person and so voting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequent proxy or written notice of revocation of a proxy should be delivered to Hanover Direct, Inc., 1500 Harbor Boulevard, Weehawken, New Jersey 07087, Attention: Michael P. Sherman, Secretary.



COST OF SOLICITATION



     The Company will bear the cost of soliciting proxies in connection with the Annual Meeting estimated at $10,000 in the aggregate. Proxies will be solicited by telephone, telegram, mail or personal contact. The Company has retained Chemical Bank, its transfer agent, to aid in the solicitation of proxies in connection with the Annual Meeting at a fee estimated at $3,000, plus out-of-pocket expenses. Directors, officers and employees of the Company may solicit proxies by telephone, telegram, mail or personal contact. Such persons will receive no additional compensation for such services, but the Company may reimburse them for reasonable out-of-pocket expenses incurred in connection therewith. Copies of solicitation material will be furnished to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of shares of Voting Stock held in their names and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

                             ELECTION OF DIRECTORS



GENERAL


     At the Annual Meeting, Shareholders will elect 11 members of the Board of Directors to serve until the Annual Meeting of Shareholders to be held in 1996 and until their respective successors are elected and qualified or until their death, resignation, retirement, disqualification or removal as provided in the Certificate of Incorporation and Bylaws of the Company.


AGREEMENTS WITH RESPECT TO NOMINATION OF DIRECTORS


     As a result of the commencement of a proxy contest in 1989 by Theodore H. Kruttschnitt, J. David Hakman and Edmund R. Manwell, the Company's predecessor, The Horn & Hardart Company (references to the Company hereinafter include its predecessor), entered into an agreement on May 5, 1989 with Messrs. Kruttschnitt, Hakman and Manwell (the "Nomination and Standstill Agreement"). Pursuant to the Nomination and Standstill Agreement, the Board was expanded to 11 members and Messrs. Kruttschnitt, Hakman and Manwell were appointed as Directors. The Company also agreed to nominate each of Messrs. Kruttschnitt, Hakman and Manwell for election upon the expiration of their respective terms provided Mr. Kruttschnitt continues to own certain specified levels of the Company's Common Stock. See "EXECUTIVE COMPENSATION AND OTHER
INFORMATION -- CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

     Pursuant to the Stock Purchase Agreement, dated October 25, 1991, between the Company and NAR (the "Stock Purchase Agreement"), the Company agreed to recommend in its proxy statement for each annual or special meeting of Shareholders at which Directors are to be elected during the five year period from October 25, 1991, and at each such Shareholders' meeting, as part of the management slate for election to the Board of Directors, such number of persons designated by NAR as will result in the Board's including six persons designated by NAR. In addition, NAR agreed that for a period of five years from October 25, 1991, so long as the Board of Directors of the Company consists of 11 persons of whom six are designees of NAR, it will not nominate or propose for nomination or elect persons to the Board if as a result more than six persons designated by it would be on the Board at any one time except following an acquisition by a third party of 20% or more of the voting stock or total assets of the Company. Ralph Destino, Jeffrey Laikind, Elizabeth Valk Long, Alan G. Quasha, Geraldine Stutz and Robert F. Wright were designated pursuant to such agreement and were nominated and elected to serve as Directors of the Company at the Company's 1991 Special Meeting of Shareholders. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION -- CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

NOMINEES FOR DIRECTOR

     The nominees for Director, together with certain information furnished to the Company by each nominee, are set forth below.

     RALPH DESTINO, 58, has been the Chairman of Cartier, Inc., a luxury goods store, since 1985. Cartier, Inc. is a subsidiary of Compagnie Financiere Richemont, A.G. ("Richemont"), a Swiss public company engaged in the tobacco, luxury goods and other businesses and an affiliate of NAR. Mr. Destino also serves as a director of The Leslie Fay Companies, a manufacturer of dresses, suits, coats and sportswear which filed for protection under Chapter 11 of the U.S. Code in March 1993. Mr. Destino, a designee of NAR, was elected a Director of the Company in October 1991.

     J. DAVID HAKMAN, 53, has been the Chief Executive Officer of Hakman Capital Corporation, Burlingame, California, an investment and merchant banking firm, since 1980. Mr. Hakman also serves as a director of Concord Camera Corp., a firm which manufactures and distributes cameras. Mr. Hakman was the Chairman and a director of AFD Acquisition Corp. ("AFD"), a food distribution company, which filed for protection under Chapter 11 of the U.S. Code in June 1991 and emerged from Chapter 11 in September 1993. AFD has ceased operations and its assets have been distributed to creditors. Mr. Hakman, a designee of Mr. Kruttschnitt, was appointed a Director of the Company in May 1989 pursuant to the Nomination and Standstill Agreement and was elected a Director of the Company in October 1991.

     S. LEE KLING, 66, is Chairman of the Board of Kling Rechter & Co., a merchant banking company. He served as Chairman and a director of Landmark Bancshares Corporation, a bank holding company in St. Louis, Missouri, from 1974 through 1991, when it merged with Magna Group Inc. He served as Landmark's Chief Executive Officer from 1974 through 1990. Mr. Kling serves on the Boards of Directors of E-Systems, Inc., a diversified electronics company, Falcon Products, Inc., a manufacturer of commercial furniture, Bernard Chaus Inc., a sportswear manufacturer and distributor, Top Air Manufacturing Co., a manufacturer of agricultural equipment, Lewis Galoob Toys, Inc., a toy company, Magna Group, Inc., a multi-bank holding company, and National Beverage Corp., a specialized beverage company. In February 1995, Mr. Kling was appointed by President Clinton to serve as a Commissioner on the Defense Base Closure and Realignment Commission. Mr. Kling was elected a Director of the Company in 1983.

     THEODORE H. KRUTTSCHNITT, 52, has been the owner and sole proprietor of California Innkeepers, Burlingame, California, an owner/operator of hotels and motor hotels, since May 1970. Mr. Kruttschnitt is also Chairman of the Board of Burlingame Bancorp, a commercial bank holding company, and serves on the Board of Directors of Cooper Development Company, a firm which invests in personal care products businesses. Mr. Kruttschnitt was appointed a Director of the Company in May 1989 pursuant to the Nomination and Standstill Agreement and was elected a Director of the Company in October 1991.

     JEFFREY LAIKIND, 59, has been a Managing Director of Prudential Securities Investment Management (formerly Prudential Bache Securities Inc.), a money management firm, since 1985. Mr. Laikind is also a director of NAR and a member of the advisory board of Quadrant Management, Inc., an indirect wholly-owned subsidiary of NAR which manages NAR's U.S. assets ("Quadrant"). Mr. Laikind, a designee of NAR, was elected a Director of the Company in October 1991.

     ELIZABETH VALK LONG, 45, has been the President of TIME Magazine since September 1993 and a Senior Vice President of Time Inc., periodical and book publishers, since April 1989. She served as the publisher of TIME from July 1991 until September 1993, of PEOPLE Magazine from November 1988 until July 1991, and of LIFE Magazine from December 1986 until November 1988. Ms. Long, a designee of NAR, was elected a Director of the Company in October 1991.

     EDMUND R. MANWELL, 52, is senior partner at the law firm of Manwell & Milton, San Francisco, California. Mr. Manwell has been associated with this firm since 1982. Mr. Manwell also serves as a director of Dreyer's Grand Ice Cream, Inc., an ice cream company. Mr. Manwell, a designee of Mr. Kruttschnitt, was appointed a Director of the Company in May 1989 pursuant to the Nomination and Standstill Agreement and was elected a Director of the Company in October 1991.

     ALAN G. QUASHA, 45, has been President of Quadrant since its formation in early 1988. From 1980 to September 1991, he was a partner in the New York City law firm of Quasha, Wessely & Schneider. In addition to his directorship at the Company, Mr. Quasha serves as a director of Tejas Power Corporation, a natural gas company, and NAR. Mr. Quasha is also a director of Richemont, an affiliate of NAR.

Mr. Quasha, a designee of NAR, was elected a Director of the Company and Chairman of the Board in October 1991.

     JACK E. ROSENFELD, 56, has served as President and Chief Executive Officer of the Company since October 1990. Mr. Rosenfeld previously served as Executive Vice President of the Company from May 1988 until October 1990. Mr. Rosenfeld is also a director of PSC, Inc., a manufacturer of bar code equipment, and Electric Fuel, Ltd., a developer and manufacturer of electronic batteries and fueling systems for motor vehicles. Mr. Rosenfeld was elected a Director of the Company in 1974.

     GERALDINE STUTZ, 66, has been the principal partner of Panache Productions since 1993. She was previously the Publisher of Panache Press at Random House Inc., a publishing company, and the Chief Executive Officer and Managing Partner of Henri Bendel, a New York specialty store. Ms. Stutz also serves as a director of Tiffany & Co., a retail luxury jewelry company, and the Jones Apparel Group, a clothing manufacturer. Ms. Stutz, a designee of NAR, was elected a Director of the Company in October 1991.

     ROBERT F. WRIGHT, 69, has been the President of Robert F. Wright Associates, Inc., business consultants, since 1988. Prior thereto, he was a senior partner of the accounting firm Arthur Andersen & Co. Mr. Wright is a director of Reliance Standard Life Insurance Co., a life insurance company, and affiliates, Williams Real Estate Co., Inc., a real estate company, The Navigator Group, Inc., a property insurance company, and Norweb North America Corporation, an investment company. Mr. Wright also serves on the advisory board of Quadrant. Mr. Wright, a designee of NAR, was elected a Director of the Company in October 1991.

OTHER INFORMATION

     The Board of Directors has standing Executive, Audit, Stock Option and Executive Compensation and Nominating Committees.

     During 1994, Messrs. Quasha (Chairman), Rosenfeld and Wright were members of the Executive Committee and currently serve as its members. Pursuant to the Stock Purchase Agreement, at least one Director not designated by NAR shall serve on the Executive Committee. The Executive Committee took action by written consent on three occasions in 1994. The duties of the Executive Committee include recommending actions to the Board of Directors and acting on behalf of the Board on certain matters when the Board is not in session.

     During 1994, Messrs. Wright (Chairman), Hakman and Manwell were members of the Audit Committee and currently serve as its members. The Audit Committee held six meetings in 1994. The duties performed by the Audit Committee include (1) review with the independent public accountants of the scope of their audit, the audited consolidated financial statements, and any internal control comments contained in the independent public accountants' management letter, including corrective action taken by management; (2) annual review and approval of the adequacy and scope of the internal audit department's planned audit program and review of the internal audit department's interim audit reports, including the evaluation of replies and corrective action being taken; (3) review of the adequacy of the internal accounting control systems of the Company and its subsidiaries; and (4) review and approval of management's recommendation for the appointment of outside independent public accountants prior to the submission of their nomination to the Board of Directors for approval and to the Shareholders for ratification. The Audit Committee is concerned with the accuracy and completeness of the Company's consolidated financial statements and matters which relate to them. However, the Audit Committee's role does not involve the professional evaluation of the quality of the audit conducted by the independent public accountants. While it is believed that the Audit

Committee's activities are beneficial because they provide ongoing oversight on behalf of the full Board, they do not alter the traditional roles and responsibilities of the Company's management and independent public accountants with respect to the accounting and control functions and financial statement presentation.

     During 1994, Messrs. Laikind (Chairman), Destino and Quasha and Ms. Long and Ms. Stutz were members of the Stock Option and Executive Compensation Committee (the "Compensation Committee") and currently serve as its members. The Compensation Committee held three meetings in 1994. The duties of the Compensation Committee are to review and make recommendations for approval by the Board of Directors of remuneration arrangements for Directors and members of management.

     During 1994, Messrs. Rosenfeld (Chairman), Destino, Hakman, Kruttschnitt and Laikind were members of the Nominating Committee and currently serve as its members. The Nominating Committee did not hold any meetings in 1994. The duties of the Nominating Committee include evaluating and recommending candidates for election to the Board of Directors. The Bylaws of the Company require advance notice of nominations for election to the Board of Directors, other than those made by the Board of Directors. Unless waived by the Board of Directors, a notice of nomination must be received by the Company at least 75 days before initiation of solicitation to the Shareholders for election in the event of an election other than at an annual meeting of Shareholders, and at least 75 days before the date that corresponds to the record date of the prior year's annual meeting of Shareholders in the event of an election at an annual meeting of Shareholders, and in all events must include certain required information. The Nominating Committee will consider nominees recommended by Shareholders in accordance with its Bylaws.

     During 1994, the Board of Directors held six meetings in person or by conference telephone. Each incumbent Director attended at least 75% of the Board meetings held during the period in which such Director was a member of the Board and at least 75% of the meetings of the committees on which he or she served during such period.

     The Company indemnifies its executive officers and Directors to the extent permitted by applicable law against liabilities incurred as a result of their service to the Company. Directors are also indemnified to the extent permitted by applicable law against liabilities incurred as a result of their service as directors of other corporations when serving at the request of the Company. In addition, the Shareholders' Agreement, dated October 25, 1991, between the Company and NAR provides for indemnification, to the fullest extent permitted by law, of NAR's designees to the Board of Directors against, among other things, all liabilities and claims arising out of their service in any capacity for or on behalf of the Company. The Company has a directors and officers liability insurance policy underwritten by National Union Fire Insurance Company of Pittsburgh, Pennsylvania in the aggregate amount of $10,000,000. The policy term is from June 1, 1994 to June 1, 1995. As to reimbursements by the insurer of the Company's indemnification expenses, the National Union policy has a $350,000 deductible; there is no deductible for covered liabilities of individual Directors and officers.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers, Directors and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes in their ownership of the equity securities of the Company with the Securities and Exchange Commission ("Commission") and the American Stock Exchange. Based solely on a review of the reports and representations furnished to the Company during the last fiscal year by such persons, the Company believes that each of these persons is in compliance with all applicable filing requirements.

VOTE REQUIRED


     The affirmative vote of the holders of a plurality of the combined voting power of all shares of Common Stock and Series B Preferred present in person or by proxy at the Annual Meeting and voting together as a single class, with each share of Common Stock having one vote and each share of Series B Preferred having 1.5 votes, is required to elect Directors. The enclosed proxy provides a means for Shareholders to vote for the election of all of the nominees for Director listed above, to withhold authority to vote for one or more of such nominees, or to withhold authority to vote for all of such nominees. Abstentions with respect to the election of a nominee for Director will have the same effect as a withheld vote and broker non-votes will have no effect on the election of Directors.


     It is the intention of the persons named in the enclosed proxy to vote FOR the election of all of the persons named above to serve as Directors of the Company. The nominees, each of whom currently serves as a Director, have consented to be named in this Proxy Statement and to continue to serve as Directors if elected. Management does not contemplate or foresee that any of the nominees will be unable or unwilling to serve or otherwise unavailable for election, but if such a situation should arise and other nominees are nominated, the persons named in the proxy will vote for the election of the other nominees recommended by the Board of Directors. In all cases, the Board of Directors has the authority to elect persons to fill vacancies on the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION OF THE COMPANY

     The following table sets forth certain information with respect to compensation awarded to, earned by or paid to (a) the Company's Chief Executive Officer and (b) each of the four most highly compensated executive officers of the Company as of the 1994 fiscal year end (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000, in each case for the preceding three fiscal years (collectively, the "Named Executives"):

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                                                              ------------
                                                    ANNUAL COMPENSATION         OPTIONS         ALL OTHER
             NAME AND                FISCAL     ---------------------------     AWARDED        COMPENSATION
        PRINCIPAL POSITION            YEAR      SALARY ($)     BONUS ($)(1)       (#)              ($)
- -----------------------------------  ------     ----------     ------------   ------------     ------------
Jack E. Rosenfeld..................   1994       $ 500,000         --             --             $ 23,138(2)
President and Chief                   1993       $ 500,000         --             150,000(3)     $ 35,524(4)
Executive Officer                     1992       $ 499,770       $150,469       2,427,210(5)     $ 31,598(6)

Michael P. Sherman.................   1994       $ 244,156         --             --             $ 12,370(7)
Executive Vice President --           1993       $ 223,942         --              80,000(3)     $ 19,314(8)
Corporate Affairs,                    1992       $ 215,019       $ 75,618         --             $ 13,469(9)
General Counsel and Secretary

Wayne P. Garten....................   1994       $ 254,231       $ 15,000         --             $ 12,870(10)
Executive Vice President              1993       $ 225,144         --              80,000(3)     $ 10,160(11)
and Chief Financial Officer           1992       $ 212,496       $ 72,016         --             $  3,162(12)

Edward J. O'Brien..................   1994       $ 145,654         --             --             $  8,277(13)
Senior Vice President                 1993       $ 138,027         --              40,000(3)     $ 11,849(14)
and Treasurer                         1992       $ 126,998       $ 34,707         --             $  7,131(15)

David E. Ullman....................   1994       $ 132,115         --             --             $  5,964(16)
Vice President --                     1993       $ 110,962         --              10,000(3)     $    647(17)
Controller                            1992       $  84,135       $  9,577         --               --

- ---------------
(1) In fiscal 1992, 25% of the bonus awarded to each Named Executive, except for Mr. Rosenfeld, was deferred pursuant to the Company's Incentive Compensation Plan. Under such plan, these executives are entitled to receive such deferred amounts in stock over a three year period. Mr. Garten's 1994 bonus was awarded for special projects outside of the Incentive Compensation Plan.

(2) Includes the following payments made by the Company on behalf of Mr.
    Rosenfeld: $2,250 in matching contributions under the Company's 401(k) Savings Plan, $20,000 in matching contributions under the Company's Supplemental Retirement Plan, $720 in term life insurance premiums, and $168 of accidental death insurance premiums.

(3) Issued pursuant to the Company's 1993 Executive Equity Incentive Plan.

(4) Includes the following payments made by the Company on behalf of Mr.
    Rosenfeld: $2,998 in matching contributions under the 401(k) Savings Plan, $26,216 in matching contributions under the Supplemental Retirement Plan and $1,388 of term life insurance premiums. Also includes the distribution of 2,316 shares of the Company's Common Stock, resulting from the Company's termination of its Employee Stock Ownership Plan, valued at $2.125 per share on the date of such plan's termination.

(5) Includes the right to purchase 1,213,605 shares of Common Stock granted to Mr. Rosenfeld by NAR on March 23, 1993 pursuant to a letter agreement dated September 23, 1992 at a price per share of $2.00 (subject to adjustment) plus 10% per year (including fractions of a year) from October 25, 1991 through the exercise period and up to 1,213,605 shares of Common Stock at a price per share of $1.50 (subject to adjustment) plus 10% per year (including fractions of a year) from September 16, 1992 through the exercise period.

(6) Includes the following payments made by the Company on behalf of Mr.
    Rosenfeld: $2,910 in matching contributions under the 401(k) Savings Plan, $27,300 in matching contributions under the Supplemental Retirement Plan and $1,388 in term life insurance premiums.

(7) Includes the following payments made by the Company on behalf of Mr.
    Sherman: $2,250 in matching contributions under the 401(k) Savings Plan, $9,686 in matching contributions under the Supplemental Retirement Plan, $352 in term life insurance premiums and $82 in accidental death insurance premiums.

(8) Includes the following payments made by the Company on behalf of Mr.
    Sherman: $2,998 in matching contributions under the 401(k) Savings Plan, $11,492 in matching contributions under the Company's Supplemental Retirement Plan and $344 in term life insurance premiums. Also includes the distribution of 2,108 shares of the Company's Common Stock, resulting from the Company's termination of its Employee Stock Ownership Plan, valued at $2.125 per share on the date of such plan's termination.

(9) Includes the following payments made by the Company on behalf of Mr.
    Sherman: $2,910 in matching contributions under the 401(k) Savings Plan, $10,215 in matching contributions under the Supplemental Retirement Plan, and $344 of term life insurance premiums.

(10) Includes the following payments made by the Company on behalf of Mr.
     Garten: $2,250 in matching contributions under the 401(k) Savings Plan, $10,169 in matching contributions under the Supplemental Retirement Plan, $366 in term life insurance premiums and $85 in accidental death insurance premiums.

(11) Includes the following payments made by the Company on behalf of Mr.
     Garten: $2,998 in matching contributions under the 401(k) Savings Plan, $2,724 in matching contributions under the Supplemental Retirement Plan, and $252 in term life insurance premiums. Also includes the distribution of 1,970 shares of the Company's Common Stock, resulting from the Company's termination of its Employee Stock Ownership Plan, valued at $2.125 per share on the date of such plan's termination.

(12) Includes the following payments made by the Company on behalf of Mr.
     Garten: $2,910 in matching contributions under the 401(k) Savings Plan and $252 in term life insurance premiums.

(13) Includes the following payments made by the Company on behalf of Mr.
     O'Brien: $2,192 in matching contributions under the 401(k) Savings Plan, $5,826 in matching contributions under the Supplemental Retirement Plan, $210 in term life insurance premiums and $49 in accidental death insurance premiums.

(14) Includes the following payments made by the Company on behalf of Mr.
     O'Brien: $2,998 in matching contributions under the 401(k) Savings Plan, $5,864 in matching contributions under the Supplemental Retirement Plan and $300 in term life insurance premiums. Also includes the distribution of 1,265 shares of the Company's Common Stock, resulting from the Company's termination of its Employee Stock Ownership Plan, valued at $2.125 per share on the date of such plan's termination.

(15) Includes the following payments made by the Company on behalf of Mr.
     O'Brien: $1,907 in matching contributions under the 401(k) Savings Plan, $4,924 in matching contributions under the Supplemental Retirement Plan and $300 in term life insurance premiums.

(16) Includes the following payments made by the Company on behalf of Mr.
     Ullman: $445 in matching contributions under the 401(k) Savings Plan, $5,285 in matching contributions under the Supplemental Retirement Plan, $190 in term life insurance premiums and $44 in accidental death insurance premiums.

(17) Includes the following payments made by the Company on behalf of Mr.
     Ullman: $93 in matching contributions under the 401(k) Savings Plan and $554 in matching contributions under the Supplemental Retirement Plan.

STOCK OPTIONS

     During fiscal 1994, no stock options were granted to, nor were any exercised by, any of the Named Executives pursuant to the Stock Option Plan or the 1993 Executive Equity Incentive Plan.

     The following table contains information concerning options held by each of the Named Executives at the end of fiscal 1994:

                                        NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                       UNDERLYING UNEXERCISED                 IN-THE-MONEY OPTIONS
                                     OPTIONS AT FISCAL YEAR-END                AT FISCAL YEAR-END
                                                 (#)                                   ($)
                                 -----------------------------------   -----------------------------------
               NAME              EXERCISABLE(1)     UNEXERCISABLE(2)   EXERCISABLE(1)     UNEXERCISABLE(2)
    ---------------------------  --------------     ----------------   --------------     ----------------
    Jack E. Rosenfeld..........     2,627,210            150,000         $3,536,686           $168,750
    Michael P. Sherman.........        31,500             80,000            --                $ 90,000
    Wayne P. Garten............        32,150             80,000            --                $ 90,000
    Edward J. O'Brien..........       --                  40,000            --                $ 45,000
    David E. Ullman............       --                  10,000            --                $ 11,250

- ---------------
(1) Exercisable options represent options to purchase shares of Common Stock from NAR. See Note (5) to Summary Compensation Table above.

(2) Unexercisable options represent options granted in 1993 under the 1993 Executive Equity Incentive Plan. Under such plan, these options become exercisable three years after the date of grant and expire six years from the date of grant.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS RELATING TO CHANGE IN CONTROL

     In connection with the consummation of the transactions contemplated by the Stock Purchase Agreement between the Company and NAR and as a condition thereto, the Company entered into an Executive Employment Agreement, dated as of October 25, 1991, with Jack E. Rosenfeld, the President and Chief Executive Officer of the Company (the "Employment Agreement"). The Employment Agreement provides for a five-year term commencing on October 25, 1991, at a base salary of $500,000 per year; an annual bonus of between 25% and 100% of Mr. Rosenfeld's base salary, depending on the attainment of various performance objectives and payable only if the Company achieves at least 101% of the results forecast in its approved budget; and a payment to a trust on behalf of Mr. Rosenfeld of 916,667 shares of Common Stock in lieu of a cash payment of $1,564,000 to which he was previously entitled in connection with a change in control of the Company. Such shares, all of which are now vested, are distributable to Mr. Rosenfeld at the end of the employment term or the earlier termination of his employment. The Employment Agreement also provides for the grant of registration rights under the Securities Act of 1933, as amended, ("Securities Act"), for shares of Common Stock owned by Mr. Rosenfeld. On March 23, 1993, pursuant to a letter agreement dated September 23, 1992, NAR granted Mr. Rosenfeld the right to purchase 1,213,605 shares of Common Stock at a price per share of $2.00 (subject to adjustment) plus 10% of $2.00 per year (including fractions of a year) from October 25, 1991 through the exercise period and up to 1,213,605 shares of Common Stock at a price per share of $1.50 (subject to adjustment) plus 10% of $1.50 per year (including fractions of a year) from September 16, 1992 through the exercise period.

     In connection with the Stock Purchase Agreement, on October 14, 1991, the Company entered into Executive Employment Agreements with Messrs. Sherman and Garten. These agreements, which are renewable annually for one year renewable terms, currently provide for base salaries of $246,500 and $260,000, respectively. In 1991, Messrs. Sherman and Garten were also granted certain registration rights under the Securities Act with respect to shares of Common Stock granted to each of them in that year.

COMPENSATION OF DIRECTORS

     During 1994, Directors who were not employees of the Company or its subsidiaries were paid a retainer at an annual rate of $30,000, plus an additional $1,000 for each Board meeting and $500 for each committee meeting attended. Officers and employees of the Company or its subsidiaries receive no remuneration for their services as Directors. During fiscal 1994, the Company provided $50,000 of term life insurance for each Director of the Company. In addition, in fiscal 1994 the Company granted nonqualified stock options for 55,000 shares to Ms. Stutz for services in connection with the redesign and relocation of the Company's Gump's retail store. The exercise price of such options is $6.125 per share, which equals the fair market value of such shares at the date of grant. The Company indemnifies its Directors to the extent permitted by applicable law. See "ELECTION OF DIRECTORS -- OTHER INFORMATION".

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1994, the Compensation Committee of the Board of Directors of the Company consisted of Jeffrey Laikind (Chairman), Ralph Destino, Elizabeth Valk Long, Alan G. Quasha and Geraldine Stutz. None of such persons was, during such fiscal year or formerly, an officer or employee of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a Director of the Company, except that Ms. Stutz assisted the Company during such fiscal year in its redesign and relocation of the Gump's retail store and in compensation for such services received nonqualified options to purchase 55,000 shares of Common Stock. The exercise price of such options is $6.125 per share, which equals the fair market value of such shares at the date of grant. During the 1994 fiscal year, no executive officer of the Company served as a director or a member of the compensation committee of another entity, one of whose executive officers served as a Director or on the Compensation Committee of the Company. However, Mr. Quasha has an indirect material interest in Quadrant which renders management consulting, business advisory and investment banking services to the Company for an annual fee of $750,000 per year.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee, currently consisting of five outside directors, has the responsibility, under delegated authority from the Company's Board of Directors, for developing, administering and monitoring the executive compensation policies of the Company and making recommendations to the Board with respect to these policies. The Board of Directors has accepted the Compensation Committee's recommendations for 1994 compensation.

  Executive Compensation Philosophy

     The Compensation Committee's executive compensation philosophy supports the Company's overall business strategy and has at its core a strong link between pay and performance. The philosophy emphasizes recognition of achievement at both the Company and individual level. A significant portion of income delivered to executives to reflect such achievement is intended to be in the form of long-term incentives. This long-term focus emphasizes sustained performance and encourages retention of executive talent. In addition, executives are encouraged to hold a significant ownership stake in the Company, so that their interests are closely aligned with those of the shareholders in terms of both risk and reward.

     The specific executive compensation plans are designed to support the executive compensation philosophy. Compensation of the Company's executives consists of three components which are discussed below: salary, annual incentive awards and long-term incentive awards. Base salary levels have been established in order to attract and retain key executives commensurate with their level of responsibility within the organization. Annual incentives closely link executive pay with performance in areas that are critical to the Company's short-term operating success. Long-term incentives motivate executives to make decisions that are in the best interests of the Company's owners and reward executives for the creation of shareholder value. It is the intent of both the Company and the Compensation Committee that the components of the executive compensation program will support the Company's compensation philosophy, reinforce the Company's overall business strategy, and ultimately drive shareholder value creation.

  Base Salaries

     Individual salaries for executives of the Company are generally influenced by several equally weighted factors: the qualifications and experience of the executive, the executive's level of responsibility within the organization, pay levels at firms which compete with the Company for executive talent, individual performance, and the Company performance-related factors used to determine annual incentive awards. Salaries for Messrs. Sherman and Garten were set pursuant to employment agreements entered into by them with the Company in October 1991 and renewed in 1994.

     The base salaries of the Company's executives are subject to periodic review and adjustment. Annual salary adjustments are made based on the factors described above.

  Annual Incentive Awards

     In addition to base salaries, each of the Company's executives and selected key managers participate in the Company's Incentive Compensation Plan. Currently, approximately 270 executives and key managers are eligible to participate in this plan. Under this plan, each participant is assigned a target bonus, expressed as a percentage of his/her base salary, which is paid if all performance targets are fully met. It is the policy of the Compensation Committee to position target bonuses at competitive levels. Individual target bonuses are based on the person's responsibility level in the organization and the bonus award opportunity at the other organizations included in the performance chart. Target bonus levels range from 5% to 45% of salary. Target bonus awards as a percent of salary for Messrs. Sherman, Garten, O'Brien and Ullman were 30%.

     Participants are eligible to receive an annual bonus depending upon the extent to which certain goals are achieved. Performance goals for 1994 were based on Earnings Before Interest and Taxes (EBIT), Operating Profit, and other customer satisfaction and performance-related goals including Inventory Fill, Inventory Turns, Returns and Order Cancellations. Goals are set at both the corporate and business unit levels depending on the participant's scope of responsibility thus encouraging teamwork amongst the Company's employees. The importance of each goal in determining a participant's bonus award also depends on his/her scope of responsibility. In order for the Named Executives to receive a bonus, the Company must achieve a threshold EBIT level. Once the threshold EBIT level is achieved, bonus awards for the Named Executives depend 60% on Company EBIT performance and 40% on the customer satisfaction goals explained above. Actual bonus levels vary depending upon the degree of achievement in relationship to the performance goals.

     Payouts of awards have been determined based on the Company's performance during fiscal 1994. Of awards made under the bonus plan, 75% is paid in cash while the remaining 25% is paid in stock that vests over three years. Since the Company did not meet its aggressive EBIT goals in 1994 and 1993, there were no bonus payouts based on corporate performance in either of the past two years. Award payouts for participants in the various business units during 1994 ranged from 0% to 45% of salary depending on the performance of each individual's area of responsibility.

  Long-Term Incentive Awards

     The 1993 Executive Equity Incentive Plan provides executives and other key employees with incentives to maximize the long-term creation of shareholder value. The long-term incentive plan encourages executives to acquire and retain a significant ownership stake in the Company. Under the plan, executives are given an opportunity to purchase shares of Company stock with up to 80% of the purchase price financed with a full recourse Company loan. For each share of stock an employee purchases, he/she receives an option to acquire two additional shares of Company stock, which vests after three years and expires after six years. By creating this opportunity, the Company encourages executives to own Company stock thereby aligning executives' interests with those of the shareholders. The number of shares offered for purchase to each executive and the corresponding number of tandem options increases with the executive's level of responsibility within the organization.


     Approximately thirty-five executives are eligible to participate in the 1993 Executive Equity Incentive Plan. During 1994, the Compensation Committee made awards to selected participants under the plan based primarily on the executives' levels of responsibility within the organization and desired levels of equity ownership relative to other executives in the Company. In aggregate, executives of the Company elected to purchase a total of 50,000 shares of Common Stock during 1994 and were awarded a total of 100,000 tandem options to purchase shares of Common Stock. It is the intent of the Compensation Committee to review the plan at the end of the year in order to determine the appropriateness of continuing the plan after 1995.


  1993 All-Employee Equity Investment Plan

     The Company considers all of its employees critical to the long-term success of the Company. As a result, the 1993 All-Employee Equity Investment Plan is offered to all employees to provide them an opportunity to own stock and share in the upside potential of the Company. The plan gives employees an opportunity to purchase shares of Company stock at a 40% discount to the market price. Employees may finance their purchase through a short-term, full recourse Company loan which is repaid through payroll deductions over the course of a year. Through this plan, the Company believes that it is creating a team-oriented atmosphere and encouraging employees to identify with the interests of the shareholders.

     Approximately 3,100 employees are eligible to participate in the 1993 All-Employee Equity Investment Plan, including all employees of the Company who have been employed by the Company for at least one year and are not eligible to participate in the 1993 Executive Equity Incentive Plan. Thus, the Named Executives are not eligible to participate in the All-Employee Equity Investment Plan. During 1994, 604 employees elected to purchase 246,284 shares of Common Stock in accordance with the plan. The Compensation Committee has approved share purchase opportunity guidelines for 1995 which are based primarily on employees' levels of responsibility within the organization as well as the Company's performance against budgeted profitability goals and indicators of customer satisfaction. It is the intent of the Compensation Committee to review the plan at the end of the year to determine the appropriateness of continuing the plan after 1995.

  Stock Options

     The Company occasionally grants stock options to selected employees pursuant to its Stock Option Plan. During 1994, a total of 162,000 options were granted to three employees, none to a Named Executive.

  Chief Executive Officer Compensation

     The incentive elements of the compensation paid to Mr. Rosenfeld during 1994 were determined on the same basis as that discussed above for all Named Executives. Mr. Rosenfeld's base salary was $500,000, and has been at that level since 1991 pursuant to an employment agreement entered into by him and the Company in October of that year. Mr. Rosenfeld participated in the annual incentive plan in which his target bonus was 25% of salary and he had the ability to earn a bonus equal to 100% of salary. Since the Company did not meet its aggressive EBIT goals for the past two years, there were no bonus payouts based on corporate performance in those years. In 1993, Mr. Rosenfeld elected to purchase 75,000 shares of Common Stock under the Company's 1993 Executive Equity Incentive Plan, which was Mr. Rosenfeld's maximum allowable purchase under the plan. Under the terms and conditions of the plan, Mr. Rosenfeld received two tandem options for each share purchased, for a total of 150,000 options.

     In determining the terms of Mr. Rosenfeld's compensation, the Compensation Committee noted the agreement between NAR and Mr. Rosenfeld which is discussed under the caption Certain Agreements and Related Transactions elsewhere in this proxy statement.

  Nondeductible Compensation

     The Compensation Committee currently does not anticipate that non-performance based compensation, as defined in Section 162(m) of the Omnibus Budget Reconciliation Act of 1993, paid to the Named Executives in this proxy statement will exceed $1 million in 1995, and consequently the Company expects its executive compensation program to be fully deductible. However, because the Omnibus Budget Reconciliation Act of 1993 is newly enacted and only proposed regulations are available, no assurance can be given that the Company will preserve the full deductibility of all executive compensation.

                                          Respectfully Submitted,

                                          The Stock Option and Executive
                                          Compensation Committee

                                          Mr. Jeffrey Laikind, Chairman
                                          Mr. Ralph Destino
                                          Ms. Elizabeth Valk Long
                                          Mr. Alan Quasha
                                          Ms. Geraldine Stutz

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock for each of the Company's last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of (i) the Standard & Poor's 500 Stock Index (which includes the Company) and (ii) peer issuers from the Company's line of business selected by the Company in good faith.

                        INDEXED TOTAL SHAREHOLDER RETURN
                      THE COMPANY, PEER GROUP AND S&P 500
                     DECEMBER 31, 1989 -- DECEMBER 31, 1994

                                                    DIRECT
      MEASUREMENT PERIOD          HANOVER       MARKETING PEER
    (FISCAL YEAR COVERED)          DIRECT            GROUP         S&P 500
1989                                100              100             100
1990                                 33               70              97
1991                                 61              104             126
1992                                170              147             136
1993                                386              253             150
1994                                349              186             152

* Direct Marketing Peer Group consists of direct merchandising companies that market their products through alternative distribution channels, such as mail or television media; peer companies include Blair, Damark, Fingerhut, Gander, Home Shopping Network, Lands' End, Lillian Vernon, QVC Network, Spiegel and Williams Sonoma.

NOTE: Assumes $100 invested on December 31, 1989 in the Company's Common Stock,
      S&P 500 Funds and the Direct Marketing Peer Group and that dividends of each are reinvested quarterly; December 1994 figures assume September 1994 shares outstanding for the Direct Marketing Peer Group, given data availability.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to the Nomination and Standstill Agreement, Messrs. Kruttschnitt, Hakman and Manwell agreed that if at any time Mr. Kruttschnitt ceases to own at least 2,262,000 shares of Common Stock

(representing 83% of the shares owned by Mr. Kruttschnitt on the date of the Nomination and Standstill Agreement), at least one of them will resign as a Director; if at any time Mr. Kruttschnitt ceases to own at least 1,907,710 shares of Common Stock (representing 70% of the shares owned by Mr. Kruttschnitt on the date of the Nomination and Standstill Agreement), at least two of them will resign as Directors; and if at any time Mr. Kruttschnitt owns less than 5% of the outstanding shares of Common Stock, all of them will resign as Directors; except no Director shall be obligated to resign if such resignation would constitute a breach of the Director's fiduciary duties as a Director. See "ELECTION OF DIRECTORS -- AGREEMENTS WITH RESPECT TO NOMINATION OF DIRECTORS" and "PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY".

     On October 25, 1991, the Company and NAR consummated the transactions contemplated by the Stock Purchase Agreement and NAR acquired 49.8% of the voting securities of the Company. Pursuant to the Stock Purchase Agreement, NAR and its affiliates also agreed not to increase their beneficial ownership to more than 50.1% of the outstanding voting stock of the Company for a period of three years following October 25, 1991 without the approval of at least a majority of the Directors of the Company unaffiliated and unassociated with and not designated by NAR. However, NAR may exceed such percentage limitation under certain circumstances, including as a result of acquisitions (i) in certain circumstances, through the conversion or exercise of warrants or other securities; (ii) directly from the Company or any subsidiary of the Company or from any holder of at least five percent of the Common Stock; and (iii) after certain Third Party Acquisitions (as defined in the Stock Purchase Agreement). This agreement expired by its terms in October 1994. See "ELECTION OF
DIRECTORS -- AGREEMENTS WITH RESPECT TO NOMINATION OF DIRECTORS".

     Since January 1993, pursuant to a consulting arrangement, Quadrant, an affiliate of NAR, renders management consulting, business advisory and investment banking services to the Company for an annual fee of $750,000 per year.

     Approximately $85,000 was paid by the Company during fiscal 1994 for the rental of property pursuant to an operating lease to a partnership in which Mr. Rosenfeld, President and Chief Executive Officer of the Company, and his wife are partners. Mr. Rosenfeld is also a Director of the Company.

     Ms. Stutz, a Director of the Company, assisted the Company during fiscal 1994 in its redesign and relocation of the Gump's retail store, and in compensation for such services received nonqualified options to purchase 55,000 shares of the Company's Common Stock. The exercise price of such options is $6.125 per share, which equals the fair market value of such shares at the date of grant.


     In 1993, each of the Named Executives purchased shares of Common Stock pursuant to the 1993 Executive Equity Incentive Plan. Pursuant to such plan, each executive financed 80% of the purchase price of the shares he purchased with a full recourse Company loan due in 1999. These loans, which bear interest at 5.54%, were outstanding at the end of fiscal 1994 and, as of April 25, 1995, were outstanding in the following amounts: Jack E. Rosenfeld, President and Chief Executive Officer, $187,500; Michael P. Sherman, Executive Vice
President -- Corporate Affairs, $100,000; Wayne P. Garten, Executive Vice President -- Chief Financial Officer, $100,000; Edward J. O'Brien, Senior Vice President and Treasurer, $50,000; and David E. Ullman, Vice
President -- Controller, $12,500.



     In addition, the Company loaned $50,000 to each of Mr. Sherman and Mr. Garten during fiscal 1994, which sums were outstanding at year end, and an additional $100,000 and $125,000 to Mr. Sherman and Mr. Garten, respectively, during the first quarter of fiscal 1995, for a total outstanding as of April 25, 1995 of $150,000 and $175,000, respectively. These loans were made to permit such executive officers to satisfy liabilities incurred by them in connection with the payment of tax obligations associated with the distribution to them of restricted shares of Common Stock from a trust in fiscal 1993. Such loans bear interest at rates ranging from 7.74% to 7.96% per annum, are due on demand and are secured by the aforementioned stock.

     The foregoing relationships and transactions have been approved by the Board or a committee of the Board or by the Shareholders and, to the extent that such arrangements are available from non-affiliated parties, are on terms no less favorable to the Company than those available from non-affiliated parties.


             PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY


     The following table sets forth information concerning each person or group of affiliated persons known by management to own beneficially more than five percent (5%) of the Company's Common Stock as of April 25, 1995. The information given is based on information furnished to the Company by such persons or groups and statements filed with the Commission.

                                                                    SHARES OF          PERCENT OF
              NAME AND ADDRESS OF BENEFICIAL OWNER                 COMMON STOCK         CLASS(1)
- -----------------------------------------------------------------  ------------        ----------
Alan G. Quasha(2)................................................   51,971,463(3, 4)      53.1%
  c/o Quadrant Management, Inc.
  127 East 73rd Street
  New York, New York 10021
NAR Group Limited................................................   51,951,463(3)         53.1%
  c/o P.M.M. Services (B.V.I.) Limited
  P.O. Box 438 Road Town, Tortola,
  British Virgin Islands
Theodore H. Kruttschnitt(5)......................................    5,305,887(6)          5.7%
  1350 Bayshore Boulevard
  Suite 850
  Burlingame, California 94010
Jack E. Rosenfeld................................................    3,849,598(7)         4.04%
  c/o Hanover Direct, Inc.
  1500 Harbor Boulevard
  Weehawken, New Jersey 07087

- ---------------
(1) Includes in each case shares of Common Stock issuable upon exercise of options or warrants exercisable within 60 days for the subject individual only. Percentages computed on the basis of 92,816,843 shares of Common Stock outstanding as of April 25, 1995.

(2) Information concerning the number of shares beneficially owned has been taken from Amendment No. 15 to the Statement on Schedule 13D filed by NAR on March 23, 1994 with the Commission, as supplemented by additional information provided to the Company by NAR. All of the shares beneficially owned by NAR could also be deemed to be owned beneficially by certain other persons including Alan G. Quasha, Intercontinental Mining & Resources Incorporated, Quadrant Capital Corp. and Richemont, each of which disclaims beneficial ownership of securities of the Company owned of record by any of the others.

(3) Includes warrants to purchase 5,033,735 shares exercisable within 60 days granted to NAR or its affiliates.

(4) Includes options to purchase 20,000 shares exercisable within 60 days by Mr. Quasha.

(5) Information concerning the number of shares beneficially owned has been taken from Amendment No. 10 to the Statement on Schedule 13D filed by Mr. Kruttschnitt on April 19, 1994 with the

    Commission. Such statement sets forth the number of shares beneficially owned by Mr. Kruttschnitt and, of such shares, the number as to which he holds sole voting power, shared voting power, sole dispositive power or shared dispositive power. The amended Schedule 13D also indicates that Mr. Kruttschnitt is a member of a group which includes Mr. Hakman, who beneficially owns 13,434 shares, and Mr. Manwell, who beneficially owns 13,628 shares. In addition, Mr. Hakman has been granted options to purchase 5,000 shares of Common Stock, which options are exercisable within 60 days by him.

(6) Includes options to purchase 15,000 shares exercisable within 60 days by Mr. Kruttschnitt.

(7) Includes options to purchase 2,627,210 shares exercisable within 60 days by Mr. Rosenfeld. See "EXECUTIVE COMPENSATION AND OTHER
    INFORMATION -- EMPLOYMENT AGREEMENTS AND ARRANGEMENTS RELATING TO CHANGE IN CONTROL".


     In February 1995, the Company issued an aggregate of 634,900 shares of Series B Preferred to the shareholders of Aegis Safety Holdings, Inc. in connection with the acquisition by the Company from such shareholders of all the outstanding capital stock of Aegis. The outstanding shares of Series B Preferred were convertible as of April 25, 1995 into an aggregate of 952,350 shares of the Company's Common Stock. Assuming that all the shares of Series B Preferred had been so converted as of April 25, 1995, the Aegis shareholders would have owned approximately 1% of the Company's outstanding Common Stock on a fully diluted basis at such date.

                SECURITY OWNERSHIP OF MANAGEMENT OF THE COMPANY


     The following table sets forth information concerning the beneficial ownership of the Company's Common Stock by each Director, nominee for Director and executive officer and by all executive officers and Directors as a group as of April 25, 1995. The information given is based on information furnished to the Company by such persons and statements filed with the Commission.

                                                        SHARES OF COMMON STOCK     PERCENT OF CLASS(1)
                                                        ----------------------     -------------------
Ralph Destino.........................................            20,000(4)                   *
J. David Hakman(2)....................................            13,434                      *
S. Lee Kling..........................................            21,011                      *
Theodore H. Kruttschnitt(2)...........................         5,305,887                    5.7%
Jeffrey Laikind.......................................            82,000(4)                   *
Elizabeth Valk Long...................................            40,000(4)                   *
Edmund R. Manwell(2)..................................            18,628(5)                   *
Alan G. Quasha(3).....................................        51,971,463(4)                53.1%
Jack E. Rosenfeld.....................................         3,849,598(6)                4.04%
Geraldine Stutz.......................................           114,649(7)                   *
Robert F. Wright......................................            75,000(4)                   *
Michael P. Sherman....................................           236,798(8)                   *
Wayne P. Garten.......................................           227,976(9)                   *
Edward J. O'Brien.....................................            84,060                      *
David E. Ullman.......................................             5,506                      *
Directors and executive officers as a group (15
  persons)............................................        10,114,547(10)               10.6%
                                                        ----------------------           ------

- ---------------
 *   Less than 1%

 (1) Includes in each case shares of Common Stock issuable upon exercise of options or warrants exercisable within 60 days for the subject individual only. Percentages computed on the basis of 92,816,843 shares of Common Stock outstanding as of April 25, 1995.

 (2) See Note (4) under "PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY".

 (3) See Note (2) under "PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE COMPANY". All of the shares beneficially owned by NAR could also be deemed to be beneficially owned by Alan G. Quasha, due to his shared investment and voting power with NAR.

 (4) Includes options to purchase 20,000 shares exercisable within 60 days.

 (5) Includes options to purchase 5,000 shares exercisable within 60 days.

 (6) Includes options to purchase 2,627,210 shares exercisable within 60 days. See "EXECUTIVE COMPENSATION AND OTHER INFORMATION -- EMPLOYMENT AGREEMENTS AND ARRANGEMENTS RELATING TO CHANGE IN CONTROL".

 (7) Includes options to purchase 75,000 shares exercisable within 60 days.

 (8) Includes options to purchase 31,500 shares exercisable within 60 days.

 (9) Includes options to purchase 32,150 shares exercisable within 60 days.


(10) Excludes 46,917,728 shares and warrants to purchase 5,033,735 shares beneficially owned by NAR which could also be deemed to be beneficially owned by Mr. Quasha. Includes options to purchase 20,000 shares exercisable within 60 days by Mr. Quasha. None of the Company's Directors or executive officers owns any shares of Series B Preferred.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 30, 1995. Although the selection of auditors does not require ratification, the Board has directed that the appointment of Arthur Andersen LLP be submitted to Shareholders for ratification because management believes this matter is of such significance as to warrant Shareholder participation. If Shareholders do not ratify the appointment, the Board of Directors, after review by the Audit Committee, will consider the appointment of other certified public accountants.

     Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


     The affirmative vote of the holders of a majority of the combined voting power of all shares of Common Stock and Series B Preferred present in person or by proxy at the Annual Meeting and voting together as a single class, with each share of Common Stock having one vote and each share of Series B Preferred having 1.5 votes, is required to ratify and approve the appointment of auditors.


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 30, 1995.

               SHAREHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 1996 Annual Meeting of Shareholders of the Company must be received by the Company no later than March 31, 1996 for inclusion in the Company's proxy material for that meeting.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented to the Annual Meeting for action, the persons named in the enclosed proxies and acting thereunder will have discretion to vote on such matters in accordance with their own judgment.

                                          By Order of the Board of Directors

                                          MICHAEL P. SHERMAN
                                          Secretary

Dated: May 17, 1995

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE (EXCEPT FOR EXHIBITS TO SUCH ANNUAL REPORT, WHICH WILL BE FURNISHED UPON PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS) BY ANY SUCH PERSON SOLICITED HEREUNDER BY WRITING TO: MICHAEL P. SHERMAN, SECRETARY, HANOVER DIRECT, INC., 1500 HARBOR BOULEVARD, WEEHAWKEN, NEW JERSEY 07087.

                                ADMISSION TICKET


                                 ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS

                             THURSDAY, JUNE 22, 1995
                                    9:30 A.M.
                             AMERICAN STOCK EXCHANGE
                                86 TRINITY PLACE
                            NEW YORK, NEW YORK 10006

                                                                /X/  Please mark
                                                                     your votes
                                                                       as this


                 _______________
                     COMMON


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS

   NOMINEES: Ralph Destino, J. David Hakman, S. Lee Kling, Theodore H. Kruttschnitt, Jeffrey Laikind, Elizabeth Valk Long, Edmund R. Manwell, Alan
   G. Quasha, Jack E. Rosenfeld, Geraldine Stutz, Robert F. Wright

                                          WITHHOLD
    FOR all nominees                      AUTHORITY
   listed to the right                 to vote for all
    (except as marked                  nominees listed
    to the contrary)                    to the right

         / /                                 / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


- -----------------------------------------------------------------------------


2. Ratification of Arthur               FOR      AGAINST     ABSTAIN
   Anderson LLP as the                  / /        / /         / /
   independent certified public
   accountants of the corporation.


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


   Dated:                                                                 , 1995


   ---------------------------------------------------------------------------
                                  (Signature)


   ---------------------------------------------------------------------------
                          (Signature if held jointly)


                  PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                            - FOLD AND DETACH HERE -

PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              HANOVER DIRECT, INC.

The undersigned hereby appoints Jack E. Rosenfeld and S. Lee Kling proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Hanover Direct, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held June 22, 1995, 9:30 a.m. or any adjournment thereof.





        (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON REVERSE SIDE)





                            - FOLD AND DETACH HERE -

  HANOVER DIRECT, INC.                           ANNUAL
                                                 MEETING OF HANOVER DIRECT, INC.
                                                 SHAREHOLDERS
                                                 JUNE 22, 1995, 9:30 A.M.

                                                 AMERICAN STOCK EXCHANGE
                                                 86 TRINITY PLACE
                                                 NEW YORK, NEW YORK  10006